Exhibit 99.1

PROFICIENT AUTO LOGISTICS REPORTS

Second quarter 2026 FINANCIAL RESULTS

JACKSONVILLE, FLORIDA – August 10, 2026 — Proficient Auto Logistics, Inc. (NASDAQ: PAL) (the “Company” or “Proficient”) today reported its financial results for the three months ended June 30, 2026.

Second Quarter 2026 Summary

Total Operating Revenue of $109.4 million, decreased (5.3%) from Q2 2025

Total Operating Income (Loss) of ($3.2) million, versus $0.1 million in Q2 2025

Adjusted Operating Income(1) of $0.5 million, versus $3.8 million in Q2 2025

Adjusted Operating Ratio(1) of 99.5% compared to 96.7% in Q2 2025

Total Units delivered of 580,962, a decrease of 8.0% from Q2 2025

Rick O’Dell, Proficient’s Chief Executive Officer, commented, “We believe the auto haul industry is at an inflection point. Regulatory pressures, rising operating costs, and the need to attract and retain drivers are reshaping transportation economics and tightening industry capacity. In the second quarter, higher fuel, equipment, and driver-related costs increased expenses, and while our discussions with customers are progressing constructively, pricing actions generally lagged cost inflation. As rate adjustments began to take effect, margins improved each month, strengthening our margin profile exiting the quarter. As a leading asset-based provider, we continue working closely with customers to support OEM supply chains and navigate these evolving market dynamics.”

The Company is providing the below summary unaudited financial information for the three and six months ended June 30, 2026 and 2025. Please refer to footnote 1 in the table for a description of periods included for more recently acquired entities.

(1)	Adjusted Operating Income and Adjusted Operating Ratio are non-GAAP financial measures. See “Summary Unaudited Financial Information” on the following pages for additional information regarding the use of Adjusted Operating Income and Adjusted Operating Ratio and a reconciliation to the most comparable GAAP measure.

Summary Unaudited Financial Information (1)

($000s)	Three months ended		Six months ended
	6/30/2026	6/30/2025	6/30/2026	6/30/2025
Total Operating Revenue	$109,400	$115,547	$203,089	$210,753

Total Operating (Loss) Income	(3,235)	125	(10,170)	(2,237)

Addback:
Amortization of Intangibles	2,415	2,455	4,830	4,870
Stock Compensation expense	1,346	1,221	2,698	2,405
Adjusted Operating Income (Loss) (2)	526	3,801	(2,642)	5,037

Adjusted Operating Ratio (2)	99.5%	96.7%	101.3%	97.6%

Loss before income taxes	(4,710)	(1,882)	(13,008)	(5,776)

Addback:
Depreciation & Amortization	9,586	10,102	19,608	19,006
Stock Compensation Expense	1,346	1,221	2,698	2,404
Interest Expense	1,432	1,838	2,829	3,409
Adjusted EBITDA (3)	7,654	11,279	12,127	19,043

Adjusted EBITDA Margin (3)	7.0%	9.8%	6.0%	9.0%

(1)	The amounts shown reflect the unaudited summary financial results for the full three- and six-month periods presented. Amounts related to Brothers Auto Transport, LLC (“Brothers”) are included only since the April 1, 2025, date of acquisition.

(2)	Our management team reviews Adjusted Operating Income and the related Adjusted Operating Ratio, both of which are non-GAAP financial measures, as a basis for comparing the results of financial reporting periods excluding the impact of non-cash expenses related to stock-based compensation expense, amortization of intangibles, and other non-recurring items that management does not consider indicative of ongoing operating performance. These measures provide management with insight regarding progress on operating and integration initiatives. The table above provides a reconciliation of Adjusted Operating Income to Total Operating (Loss) Income, the most comparable GAAP measure, and Adjusted Operating Ratio flows from that.

(3)	Our management team reviews Adjusted EBITDA and Adjusted EBITDA Margin, both of which are non-GAAP financial measures, to measure the operating performance and financial condition of our business and to make strategic decisions. See the Appendix for additional information regarding the use of Adjusted EBITDA. The table above provides a reconciliation of Adjusted EBITDA to (Loss) Income before income taxes, the most comparable GAAP measure, and Adjusted EBITDA Margin flows from that.

Revenue and Profitability (1)

	Three months ended			Six months ended
Select Operating Metrics	6/30/2026	6/30/2025	% Chg	6/30/2026	6/30/2025	% Chg
Unit Volume - Company Deliveries	204,778	220,578	(7.2)%	391,895	384,332	2.0%
Revenue / Unit - Company Deliveries	179.17	178.82	0.2%	180.57	181.62	(0.6)%

Unit Volume - Subhaulers	376,184	410,848	(8.4)%	690,917	741,603	(6.8)%
Revenue / Unit - Subhaulers	157.70	166.50	(5.3)%	161.30	169.47	(4.8)%

Percent Revenue, Company Deliveries	38%	37%		39%	36%
Percent Revenue, Subhaulers	62%	63%		61%	64%

(1)	Amounts related to Brothers are included only since the April 1, 2025, date of acquisition.

Second quarter revenue decreased $6.1 million, or 5.3%, compared to the same quarter of 2025, while total unit deliveries were down 8.0% versus the same period of 2025, as higher fuel surcharge recoveries partially offset lower volumes. While second quarter industry seasonally adjusted annual rate (SAAR) trends improved sequentially and were down less than 1% versus the comparable period of 2025, Proficient’s unit delivery volumes were constrained by reduced available capacity following market exits driven by several quarters of sub-seasonal demand and rate pressure that impacted compensation.

Adjusted Operating Ratio of 99.5% in the second quarter compared to 96.7% in Q2 2025, reflecting the impact of cost inflation and capacity limitations, which kept revenue near fixed-cost coverage levels. In addition, claims expense, a portion of which is self-insured, was also higher than expected during the quarter.

Balance Sheet

The Company ended the second quarter with $8.1 million of cash and $70.4 million of debt (inclusive of $6.7 million drawn against its line of credit). The resulting net debt of approximately $62.3 million as of June 30, 2026, equates to a net leverage ratio of 2.1x when compared to Adjusted EBITDA of $30.3 million for the trailing twelve months.

On March 2, 2026, the Company announced that its Board of Directors authorized a share repurchase program under which the Company may repurchase up to $15 million of its common stock. The repurchase program authorizes the Company to purchase its common stock from time to time in the open market, in block transactions, in privately negotiated transactions, through accelerated stock repurchase programs, through option or other forward transactions or otherwise, all in compliance with applicable laws, rules, regulations and other restrictions. As of the end of the second quarter, we have repurchased 82,877 shares of common stock at an average price of $6.25.

Hansen & Adkins and Convertible Note Offering Press Release

In a separate press release, Proficient today announced that it had entered into a definitive agreement to acquire Hansen & Adkins, which is accessible on the Investor Relations section of the Company’s website at https://ir.proficientautologistics.com/.

That press release also announced that Proficient plans to offer $75.0 million aggregate principal amount of convertible senior notes due 2033 (the “notes”) in a private offering (the “offering”) to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds from the offering will be used to refinance outstanding indebtedness and to pay the premiums in respect of capped call transactions to be entered into in connection with the issuance of the notes.

The notes and the common stock issuable upon conversion of the notes, if any, have not been and will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the notes or any shares of common stock potentially issuable upon conversion of the notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Conference Call and Webcast

The Company will host an investor conference call and webcast today at 5:00 p.m. EDT to discuss the acquisition and second quarter 2026 results. Investors are invited to join the conference call by registering through this link: https://register-conf.media-server.com/register/BIdc1702f4dd57497ebad367c5a6615afb. Once registered, investors will receive a dial-in and a unique pin to join the conference. Investors may also join the listen-only Webcast via https://edge.media-server.com/mmc/p/3mqhd9aj. The accompanying presentation materials can be accessed through the Investor Relations section of the Company's website at https://ir.proficientautologistics.com/.

About Proficient Auto Logistics

Headquartered in Jacksonville, Florida, Proficient Auto Logistics (NASDAQ: PAL) is the leading specialized freight company focused on providing auto transportation and logistics services. Through the combination of nine industry-leading operating companies, including four since IPO debut May 2024, PAL operates the largest auto transportation fleet in North America, offering a broad range of services primarily focused on transporting finished vehicles from automotive production facilities, marine ports of entry, and regional rail yards to auto dealerships around North America. For more information, visit www.proficientautologistics.com.

Investor Relations:

Brad Wright

Chief Financial Officer and Secretary

Phone: 904-506-4317

email: Investor.relations@proautologistics.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to possible or assume future results of our business, financial condition, results of operations, liquidity, plans and objectives. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions. We have based these forward-looking statements largely on our current expectations and projections regarding future events and trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2026 (the “Annual Report”), and elsewhere in the Annual Report. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements regarding: those related to the offering of the notes and the use of proceeds therefrom and the capped call transactions; the satisfaction of the conditions to the closing of the H&A acquisition in a timely manner; expectations related to synergies, capacity, units moved, geographic footprint and combined company performance; costs related to, and the inability to recognize the anticipated benefits of the acquisition of H&A; risks related to the business of H&A and unexpected liabilities that may arise in connection with the integration of H&A into our business, including our ability to apply our procedures regarding internal controls over financial reporting to H&A; the risk that disruptions from the acquisition will harm our business, including current plans and operations; the diversion of management’s time and attention from ordinary course business operations to integration of H&A; potential adverse reactions or changes to business relationships resulting from the acquisition of H&A; the outcome of any legal proceedings that may be instituted against the Company in connection with our acquisition of H&A; our expectations regarding our future performance, results of operations, and our ability to improve our leverage position and balance sheet; the economic conditions in the global markets in which we operate; expectations and impact related to fuel price volatility; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics and customer preferences, and achieve the anticipated benefits and associated cost savings of such strategies and actions; our ability to recruit and retain qualified driving associates, independent contractors and third-party auto transportation and logistics companies; an increase in the frequency or severity of accidents or other claims; our expectations regarding the successful implementation of our acquisitions; geopolitical developments and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities on the United States and global economies in general, the transportation industry, or us in particular, and what effects these events will have on our costs and the demand for our services; our ability to manage our network capacity and cost structure for capital expenditures and operating expenses, and match it to shifting and future customer volume levels; our ability to compete effectively against current and future competitors; our ability to maintain our profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; our ability to adapt to and address changes to the capacity environment, driver compensation and market pricing; our future financial and operating results; our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; and the sufficiency of our existing cash to fund our future operating expenses and capital expenditure requirements.

The forward-looking statements made in this document relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Appendix

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that certain non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Income, and Adjusted Operating Ratio, provide useful information in measuring operating performance, generating future operating plans and making strategic decisions regarding allocation of capital. Management believes this information presents helpful comparisons of financial performance between periods by excluding the effect of certain non-cash and non-recurring items.

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Income, and Adjusted Operating Ratio do not have a standardized meaning prescribed by GAAP and therefore it may not be comparable to similarly titled measures presented by other companies, and it should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

EBITDA is defined as net income (loss) for the period adjusted for interest expense, income tax expense (benefit) and depreciation expense and intangible amortization expense.

Adjusted EBITDA is defined as net income (loss) for the period adjusted for interest expense, net, income tax expense (benefit), depreciation and amortization expense, stock compensation expense and any non-recurring items that management does not consider indicative of ongoing operating performance, including restructuring charges of $1.2 million recorded during the third quarter of 2025 and non-cash goodwill impairment of $27.8 million recorded during the fourth quarter of 2025.

Adjusted EBITDA Margin is calculated as Adjusted EBITDA as a percentage of operating revenue.

Operating income is calculated as total operating revenue less total operating expenses.

Adjusted operating income is calculated as total operating revenue less total operating expenses adjusted to exclude amortization of intangibles, stock compensation expense, and non-recurring items that management does not consider indicative of ongoing operating performance, including restructuring charges of $1.2 million recorded during the third quarter of 2025 and non-cash goodwill impairment of $27.8 million recorded during the fourth quarter of 2025.

Operating ratio is calculated as total operating expenses as a percentage of operating revenue.

Adjusted operating ratio is calculated as total operating expenses adjusted to exclude amortization of intangibles, stock compensation expense, and any non-recurring items that management does not consider indicative of ongoing operating performance, as a percentage of operating revenue. Adjusted items including restructuring charges of $1.2 million recorded during the third quarter of 2025.

Summary Unaudited Financial Information (1)

Trailing Twelve months ending-	6/30/2026
($000s)
Net (Loss) Income before income taxes	$(50,472)

Addback:
Depreciation & Amortization	39,908
Stock Compensation Expense	5,821
Interest Expense	6,010
Goodwill Impairment	27,787
Restructuring Charge	1,243
Adjusted EBITDA	$30,297

(1)	The amounts shown above reflect the unaudited summary financial results for the full twelve-month period presented.

PROFICIENT AUTO LOGISTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$8,130,738	$14,285,745
Accounts receivable, less allowance for credit losses (2026 - $1,159,900; 2025 - $826,740)	53,744,352	42,188,909
Net investment in leases, current portion	81,206	126,730
Maintenance supplies	2,081,732	1,714,238
Assets held for sale	606,572	28,500
Income tax receivable	1,650,993	1,791,544
Prepaid expenses and other current assets	6,757,045	11,261,497
Total current assets	73,052,638	71,397,163
Property and equipment, net of accumulated depreciation and amortization (2026 - $55,772,844; 2025 - $43,500,044)	102,912,089	115,850,061
Operating lease right-of-use assets	11,401,032	12,633,834
Net investment in leases, less current portion	—	21,781
Deposits	5,984,457	6,124,946
Goodwill	148,643,673	148,476,407
Intangible assets, net (2026 - $20,318,613; 2025 - $17,615,109)	117,975,387	122,804,891
Other long-term assets	534,121	668,426
Total Assets	$460,503,397	$477,977,509

Liabilities, and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,336,163	$8,305,255
Accrued liabilities	28,593,388	33,030,001
Finance lease liabilities, current portion	—	8,758
Operating lease liabilities, current portion	2,587,294	2,249,651
Long-term debt, current portion	19,162,469	20,303,077
Total current liabilities	61,679,314	63,896,742

Long-term liabilities:
Line of credit	6,700,000	—
Operating lease liabilities, less current portion	9,366,749	10,689,839
Long-term debt, less current portion	44,582,063	54,026,968
Deferred tax liability, net	32,016,854	34,900,440
Other long-term liabilities	2,973,049	3,073,049
Total Liabilities	157,318,029	166,587,038

Commitments and contingencies (Note 15)

Stockholders’ Equity:
Common stock, $0.01 par value; 50,000,000 shares authorized; 28,052,923 and 27,834,799 shares issued and outstanding as of June 30, 2026 and December 31, 2025	280,529	278,347
Additional paid in capital	358,358,051	356,179,787
Accumulated deficit	(55,453,212)	(45,067,663)
Treasury stock at cost, 0 shares as of June 30, 2026 and December 31, 2025	—	—
Total Stockholders’ Equity	303,185,368	311,390,471
Total Liabilities and Stockholders’ Equity	$460,503,397	$477,977,509

PROFICIENT AUTO LOGISTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended June 30, 2026	Three months ended June 30, 2025	Six months ended June 30, 2026	Six months ended June 30, 2025
Operating revenue
Revenue, before fuel surcharge	$96,015,610	$107,372,359	$182,212,564	$194,987,487
Fuel surcharge and other reimbursements	11,251,586	6,802,255	16,916,037	12,230,095
Other revenue	806,532	688,122	1,910,732	1,993,867
Lease revenue	1,326,057	683,850	2,050,121	1,541,158
Total operating revenue	109,399,785	115,546,586	203,089,454	210,752,607

Operating Expenses
Salaries, wages and benefits	22,077,595	22,456,693	42,970,439	41,744,796
Stock-based compensation	1,346,248	1,221,497	2,698,330	2,404,506
Fuel and fuel taxes	8,937,810	6,779,856	15,813,808	12,845,111
Purchased transportation	52,984,044	58,948,018	97,598,053	106,156,861
Truck expenses	7,024,553	6,438,424	14,255,346	12,288,270
Depreciation	7,171,239	7,646,980	14,778,246	14,135,559
Intangible amortization	2,414,751	2,454,641	4,829,504	4,870,471
Loss (gain) on sale of equipment	51,310	(235,095)	41,047	(226,314)
Insurance premiums and claims	6,091,606	5,382,512	11,378,951	10,341,191
General, selling, and other operating expenses	4,535,660	4,327,702	8,895,315	8,429,304
Total Operating Expenses	112,634,816	115,421,228	213,259,039	212,989,755
Operating (loss) income	(3,235,031)	125,358	(10,169,585)	(2,237,148)
Other income and expense
Interest expense	(1,432,046)	(1,837,876)	(2,829,067)	(3,408,796)
Acquisition costs	(23,736)	(274,705)	(23,736)	(311,807)
Other income, net	(19,089)	105,069	14,738	181,291
Total other expense, net	(1,474,871)	(2,007,512)	(2,838,065)	(3,539,312)
Loss before income taxes	(4,709,902)	(1,882,154)	(13,007,650)	(5,776,460)
Income tax (benefit) expense	(814,454)	(325,321)	(2,622,101)	(1,027,942)
Net loss	$(3,895,448)	$(1,556,833)	$(10,385,549)	$(4,748,518)

Loss Per Share
Basic & Diluted	$(0.14)	$(0.06)	$(0.37)	$(0.17)

Weighted Average Shares
Basic & Diluted	27,926,011	27,611,515	27,876,507	27,341,813